UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2016

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2500, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations.

The information set forth under Item 8.01 regarding the deadline for submitting proposals for director nominations is incorporated herein by reference.

Item 8.01 Other Events.

The 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) of Triangle Petroleum Corporation (the “Company”) has been tentatively scheduled for September 1, 2016. Because the tentative date of the 2016 Annual Meeting is more than 30 days after the anniversary date of the 2015 Annual Meeting of Stockholders, in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of such change.

For a stockholder proposal (including for a nomination of directors) to be considered for inclusion in the Company’s proxy statement for the 2016 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, the proposal must be received by the Company’s Secretary at the address set forth below no later than the close of business on July 25, 2016.  Any such proposal also must comply with Rule 14a-8 under the Exchange Act.

For a stockholder proposal (including for a nomination of directors) that is not intended to be included in the Company’s proxy statement for the 2016 Annual Meeting under Rule 14a-8 under the Exchange Act, written notice of the proposal, which notice must include the information required by the Company’s Bylaws, must be received by the Company’s Secretary at the address set forth below no later than the close of business on July 25, 2016.

The address of the Company’s Corporate Secretary is: Triangle Petroleum Corporation, Attn: Ryan McGee, Secretary, 1200 17th Street, Suite 2500, Denver, CO 80202.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2016	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Ryan McGee
Ryan McGee
General Counsel